Exhibit 10.6
RESTRICTED STOCK UNIT GRANT NOTICE UNDER THE CLARITEV CORPORATION
2020 OMNIBUS INCENTIVE PLAN

Claritev Corporation, a Delaware corporation (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below (the “Awarded Units”). The Awarded Units are subject to all of the terms and conditions in this Restricted Stock Unit Grant Notice (this “Grant Notice”), in the Restricted Stock Unit Agreement (attached hereto) and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[•]
Date of Grant:	[•]
Vesting Commencement Date:	[•]
Number of Restricted Stock Units:	[•]
Vesting Schedule:	Ratably over four years (i.e., 25% on each anniversary of the Date of Grant)
Dividend Equivalents:	The Awarded Units shall be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the Plan.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE AWARDED UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN. TO THE EXTENT THIS GRANT NOTICE IS TRANSMITTED TO THE PARTICIPANT ELECTRONICALLY, EITHER FROM THE COMPANY OR A THIRD-PARTY PLAN ADMINISTRATOR, THE ELECTRONIC ACCEPTANCE OF THIS GRANT NOTICE OR THE AWARDED UNITS SHALL CONSTITUTE PARTICIPANT’S SIGNATURE HERETO.

PARTICIPANT
____________________________

CLARITEV CORPORATION
________________________________ By:
Title:

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RESTRICTED STOCK UNIT AGREEMENT
UNDER THE CLARITEV CORPORATION
2020 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Plan (as defined in the Grant Notice), the Company (as defined in the Grant Notice) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Awarded Units provided in the Grant Notice (with each Awarded Unit representing an unfunded, unsecured right to receive one share of Common Stock).
2.Vesting. Subject to the conditions contained herein and in the Plan, the Awarded Units shall vest in the amounts and on the date(s) set forth in the Grant Notice (each, an “Awarded Unit Vesting Date”), subject to the Participant’s continued employment through the applicable Awarded Unit Vesting Date. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof, and except as otherwise provided in this Restricted Stock Unit Agreement or the Plan, or as otherwise determined by the Committee, any Awarded Units that have not vested as of the date of the Participant’s Termination will be forfeited and terminate without further action.
3.Settlement. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable Awarded Unit Vesting Date or the date that the Awarded Units become earlier vested pursuant to Section 4 or Section 5 below, as applicable, one share of Common Stock for each Awarded Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Awarded Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment Upon Termination.
(a)Death or Disability. Notwithstanding Section 2 above, in the event of the Participant’s Termination due to death or Disability, the Awarded Units shall vest.
(b)Termination without Cause. Notwithstanding Section 2 above, and except as provided in Section 5(b) below, in the event of the Participant’s Termination without Cause, a Pro Rata Portion of the next Tranche of the Awarded Units shall vest. For purposes of this Section 4(b) and Section 5(b) below, as applicable:
i.“Pro Rata Portion” shall be equal to the product of “A” multiplied by “B”, where “A” equals the number of Awarded Units in the next Tranche that are not vested on the date of the Participant’s Termination, and “B” is a fraction, the numerator of which is the number of days from Vesting Commencement Date or the last Awarded Unit Vesting Date, as applicable, through the date of the Participant’s Termination, and the denominator of which is 365;
ii.“Termination without Cause” shall mean a Termination by the Company other than for Cause, by reason of the Participant’s death or the Participant’s Disability; and
iii.“Tranche” shall refer to each portion of the Awarded Units that would vest on a particular Awarded Unit Vesting Date (that is, one-fourth of the Awarded Units).
5.Change in Control.
(a)Notwithstanding anything to the contrary in this Restricted Stock Unit Agreement or the Plan, in the event of a Change in Control, if the Awarded Units are not continued or assumed, or substituted or replaced with an award with respect to cash or shares of the acquiror or surviving entity in such Change in Control, in each case, with substantially equivalent terms and value as the Awarded Units (“Assumed”), any unvested Awarded Units shall become vested immediately prior to the Change in Control.
(b)In the event of a Change in Control in which the Awarded Units are Assumed, the Awarded Units shall remain subject to the terms and conditions of this Restricted Stock Unit Agreement, provided, that, notwithstanding Section 2 and Section 4(b) above, in the event of the Participant’s Termination without Cause or Resignation for Good Reason, in each case, within the twenty-four (24) month period beginning on the Change in Control and ending at the end of the second anniversary of the Change in Control, any unvested Awarded Units shall become vested. For purposes of this Section 5(b):
i.“Good Reason” means “Good Reason” as defined in any employment, severance, consulting or other similar agreement between the Participant and the Company in effect at the time of such Termination, or in the absence of any such employment, severance, consulting or other similar agreement (or in the absence of any definition of “Good Reason” contained therein), the Participant shall have “Good Reason” to resign the Participant’s employment with the Company within one-hundred twenty (120) days following the initial occurrence of any of the following events that occurs after the Change in Control:

1.the Company takes action that causes a material adverse change in the nature or scope of the Participant’s responsibilities, duties or authority;
2.the Company requires the Participant to relocate the Participant’s principal place of work by more than sixty (60) miles from the Participant’s then current principal place of work;
3.the Company materially reduces the amount of the Participant’s annual base salary or target bonus amount, in each case, other than a proportional reduction as part of a generalized reduction in the base salaries of other similarly situated employees of the Company not to exceed 10% of base salary or target bonus opportunity then currently in effect; or
4.any material breach by the Company of this Restricted Stock Unit Agreement.
The Participant may not resign the Participant’s employment for Good Reason unless: (I) the Participant provides the Company with written notice, which shall include a specific description of the existence of the condition alleged to constitute Good Reason, within thirty (30) days after the first occurrence of such circumstances, (II) the Company has not remedied the alleged violation(s) within thirty (30) days of such notice, and (III) the Participant actually terminates the Participant’s employment within sixty (60) days after the Company’s thirty (30)-day cure period. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant.
ii.“Resignation for Good Reason” shall mean a Termination by the Participant for Good Reason.
6.Company; Participant.

(a)The term “Company” as used in this Restricted Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.

(b)Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Awarded Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or person.

7.Non-Transferability. The Awarded Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Awarded Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Awarded Units shall terminate and become of no further effect.

8.Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Awarded Units shall have no rights as a shareholder with respect to any share of Common Stock underlying an Awarded Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

9.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

10.Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11.No Right to Continued Employment or Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.

12.Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14.Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

16.Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Awarded Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.